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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY


         THE UNDERSIGNED director of Applied Analytical Industries, Inc. (the "Company") hereby appoints Eugene T. Haley, R. Forrest Waldon, George W. Beckwith and Albert N. Cavagnaro and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering options to purchase 517,500 shares to be issued upon the exercise of options issued under the Medical & Technical Research Associates, Inc. 1996 Stock Option Plan, and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such options.


         EXECUTED on the 12th day of March, 1999.



                                            /s/ William H. Underwood
                                            ------------------------------------
                                            William H. Underwood